                                                                    Exhibit 10.1

                              MASTER LOAN AGREEMENT

                                                                               .
                                                                               .
                                                                               .

                                TABLE OF CONTENTS

                                                                                PAGE NO.
                                                                                --------
Article I               Definitions

Article II              (Deliberately Omitted)

Article III             Provisions Applicable to All Notes

Article IV              Financial Statements

Article V               Project Substitution

Article VI              Project Release

Article VII             3260 Bayshore Release

Article VIII            Illumina Lease Amendment and Towne Centre
                        Expansion Parcel Release

Article IX              Insurance; Application of Insurance Loss Proceeds

Article X               Condemnation

Article XI              Prohibition on Transfer

Article XII             Borrowers' Manager

Article XIII            Notice of Default

Article XIV             Cross Default and Cross Lien

Article XV              Waiver of Jury Trial

Article XVI             Miscellaneous

LOAN NO.s C-337112,
C-337153 AND C-337154

                              MASTER LOAN AGREEMENT

      THIS MASTER LOAN AGREEMENT (this "Agreement") is made as of the 28th day of December, 2004, between and among (1) BMR - 9885 Towne Centre Drive LLC, a Delaware limited liability company ("Towne Centre LLC"), (2) BMR - Bayshore Boulevard LLC, a Delaware limited liability company ("Bayshore LLC"); and (3) BMR - 3450 Monte Villa Parkway LLC ("Monte Villa LLC"), a Delaware limited liability company. Towne Centre LLC, Bayshore LLC and Monte Villa LLC, together with their respective permitted successors and assigns, are sometimes hereinafter individually referred to as a "Borrower" and collectively as "Borrowers;" the address of the Borrowers is c/o BioMed Realty Trust, Inc. to the attention of Gary A. Kreitzer at 17140 Bernardo Center Drive, Suite 222,San Diego, CA 92128, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, 720 East Wisconsin Avenue, Milwaukee, WI 53202, herein called "Lender."

                                    RECITALS

      A. Towne Centre LLC is the owner of the office/life science building located on a 10.8 acre parcel at 9885 Towne Centre Drive, San Diego, San Diego County, CA containing 115,870 square feet (hereinafter referred to as the "Towne Centre Project").

      B. Bayshore LLC is the owner of the office/life science buildings below:

3240 Bayshore Boulevard, Brisbane, San Mateo County, CA; 66,002 sq.ft.; 4.7 acres

3260 Bayshore Boulevard, Brisbane, San Mateo County, CA; 61,444 sq.ft.; 2.8 acres

3280 Bayshore Boulevard, Brisbane, San Mateo County, CA; 55,898 sq.ft.; 2.7 acres

      (hereinafter collectively referred to as the "Bayshore Project").

      C. Monte Villa LLC is the owner of the office/life science building located on a 4.8 acre parcel at 3450 Monte Villa Parkway, Bothell, Snohomish County, WA containing 51,000 square feet (hereinafter referred to as the "Monte Villa Project").

      D. The Borrowers are each Affiliates (as hereinafter defined) of each other.

      E. Borrowers have requested that the Lender originate loans in the aggregate principal amount of $49,300,000 (the "Loan") to be secured by, among other things, a first priority and second priority lien on the Towne Centre Project, Bayshore Project and Monte Villa Project (each, an "Initial Project" and collectively, the "Initial Property"), and Lender has agreed to fund the Loan upon the terms and conditions set forth in the Commitment.

      F. Each Borrower has executed and delivered to Lender a note of even date herewith (each, a "Note" and collectively, the "Notes"), each Note representing the Loan amount allocated to an Initial Project, all of which collectively total the amount of the Loan, as follows:

Towne Centre LLC                    $22,855,734.00
Bayshore LLC                        $16,437,626.00
Monte Villa LLC                     $10,006,640.00

      G. Borrowers and Lender are entering into this Agreement concurrently with the funding of the Loan and the execution and delivery of the Notes and other Loan Documents (as hereinafter defined) to facilitate Borrowers' ability to substitute or release property and to set forth Borrowers' covenants which apply to all of the Notes or other Loan Documents.

                                    AGREEMENT

      In consideration of the foregoing and other good and valuable consideration, Borrowers and Lender agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Terms Defined. Each of the following terms is defined as follows:

      "Absolute Assignment" means any assignment of leases and rents executed by a Borrower for the benefit of Lender (i) covering the Initial Property, and (ii) any assignment of leases and rents entered into in connection with a Substitution, as any such instruments may be amended from time to time.

      "Affiliate" means, with respect to a particular entity, any parent or subsidiary of said entity and any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with said entity. As used herein, "control" (including, with correlative meanings, the terms "controlled by" or "under common control with") means the possession by any person or entity, directly or indirectly, of the power to direct or cause the direction of the management and policies of another person or entity, whether through the ownership of voting securities, by contract or otherwise.

      "Assignment of Proceeds of Letter of Credit" means any assignment of letters of credit executed by Borrower for the benefit of Lender in connection with a Lease, and the related consent of the issuer of the letter of credit to said assignment.

      "Borrower" and "Borrowers" have the meaning set forth in the opening paragraph of this Agreement.

      "Commitment" means that certain Application for Mortgage Loan dated October 13, 2004 from the Borrowers, as accepted by Lender on December 7, 2004.

      "Default" means any failure of Borrower in making any required payment of the Indebtedness or any misrepresentation of any material fact, or breach of any provision, covenant, agreement, warranty or certification contained in any of the Loan Documents.

      "Default Rate" means the lower of 9.55% or the maximum rate permitted by law.

      "Event of Default" means a Default remaining uncured after notice to Borrowers and the expiration of the applicable cure period as set forth in
Section XIII hereof.

      "Fraudulent Conveyance Documents" means the Fraudulent Conveyance Indemnity Agreement by BioMed Realty Trust, Inc. in favor of Lender, and the Certificate Regarding Distribution of Loan Proceeds and Contribution and Indemnity Agreement among the Borrowers, the Lender, and BioMed Realty Trust, Inc.

      "Indebtedness" has the meaning ascribed to it in Section 3.2.

      "Initial Project" has the meaning ascribed to it in Recital E above.

      "Initial Property" has the meaning ascribed to it in Recital E above.

      "Interest Rate" means 4.55% per annum.

      "Leases" means all existing and future leases of any of the Property, and "Lease" means any one of them.

      "Lender" means The Northwestern Mutual Life Insurance Company.

      "Lien Instrument" means any deed of trust and security agreement or mortgage and security agreement executed by a Borrower for the benefit of Lender
(i) granting a lien on any of the Initial Property, and (ii) granting a lien in connection with a Substitution, as any such instruments may be amended from time to time.

      "Loan" has the meaning ascribed to it in Recital E above.

      "Loan Closing Date" means the earlier of the date on which (i) all the Lien Instruments securing the Loan are recorded or (ii) escrow closes and the title company is committed to issue the title policies required under the Commitment.

      "Loan Documents" means the Commitment (solely to the extent of provisions that survive the Loan Closing Date or are otherwise cross-referenced herein), this Agreement, the Notes, Fraudulent Conveyance Documents, Lien Instruments, Absolute Assignments Assignment of Proceeds of Letter of Credit and all other instruments and documents executed by any of the Borrowers and/or Principals (as hereinafter defined) and delivered to Lender in connection with the Loan (except any environmental indemnity agreements) as they may be amended, renewed and restated from time to time.

      "Monetary Default" has the meaning ascribed to it in Section 13.1 hereof.

      "Non-Monetary Default" has the meaning ascribed to it in Section 13.1 hereof.

      "Note" or "Notes" has the meaning ascribed to it in Recital F, above.

      "Principals" means BioMed Realty, L.P., a Maryland limited partnership and BioMed Realty Trust, Inc., a Maryland corporation.

      "Project" means any Initial Project or Substitute Project, which at a given point in time is subject to a Lien Instrument.

      "Projected Debt Service Coverage" has the meaning ascribed to it in
Article IX.

      "Projected Operating Income Available for Debt Service" has the meaning ascribed to it in Article IX.

      "Property" means that portion of the Initial Property and the Substitute Property which at any given point in time is subject to a Lien Instrument.

      "Towne Centre Expansion Parcel" means an approximately 5.8 acre parcel of land that is part of the Towne Centre Project site and currently is improved by an existing approximately 11,000 square foot building; said building is part of the 115,870 rentable square feet of space which constitutes Lender's security for the Loan. The "Towne Centre Expansion Parcel" means this 5.8 acre parcel.

      "Substitute Project" has the meaning ascribed to it in the Section 5.1 hereof.

      "Substitute Property" has the meaning ascribed to it in the Section 5.1 hereof.

      "Substitution" has the meaning ascribed to it in Section 5.1 hereof.

                                   ARTICLE II
                             (DELIBERATELY OMITTED)

                                   ARTICLE III
                       PROVISIONS APPLICABLE TO ALL NOTES

      3.1 Provided the amount evidenced by the Notes is fully advanced to Borrowers, Borrowers shall have the right, upon not less than ten (10) business days prior written notice of paying all the Notes (but not less than all the Notes) in full with a prepayment fee. Borrowers' failure to prepay within twenty
(20) business days of the date of Borrowers' written notice of prepayment shall be deemed a withdrawal of Borrowers' notice of prepayment, and Borrowers shall be required to submit another written notice of prepayment pursuant to the terms and conditions set forth herein if Borrowers thereafter elect to prepay the Notes. This prepayment fee represents consideration to Lender for loss of yield and reinvestment costs. The prepayment fee shall be the greater of Modified Yield Maintenance (as hereinafter defined) or one percent (1%) of the outstanding principal balance of the Notes.

      "Modified Yield Maintenance" means the amount, if any, by which

                  (i) the present value of the Then Remaining Payments (as
            hereinafter defined) calculated by using a periodic discount rate (corresponding to the payment frequency in the Notes) which, when compounded for such number of payment periods in a year, equals the sum of the "Applicable Percentage" (as hereinafter defined) and the linearly interpolated per annum effective yield of the two (2) Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Average Life of the Outstanding Indebtedness (as hereinafter defined) as reported by The Wall Street Journal dated one (1) business day preceding the date of prepayment; exceeds

                  (ii) the aggregate outstanding principal balance of the Notes
            (exclusive of all accrued interest).

      If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the sum of the Applicable Percentage and the linearly interpolated per annum effective yield of the two
(2) Treasury Constant Maturity Series yields having maturity dates most nearly equivalent to the remaining Average Life of the Outstanding Indebtedness reported, for the latest day for which such yields shall have been so reported, as of one (1) business day preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations.

      "Applicable Percentage" means .50%.

      "Average Life of the Outstanding Indebtedness" means the weighted-average time for the return of the then-remaining principal balance of the Indebtedness as of the date of prepayment.

      "Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of the Notes.

      "Most Recently Auctioned United States Treasury Obligations" means the U.S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 2 years and 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury.

      Upon the occurrence of an Event of Default followed by the acceleration of the whole indebtedness evidenced by the Notes, the payment of such indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include a prepayment fee equal to the greater of Yield Maintenance (as hereinafter defined) or three percent (3%) of the aggregate outstanding principal balance of the Notes.

      "Yield Maintenance" as referenced above, shall be calculated in the same manner as Modified Yield Maintenance, except that the Applicable Percentage shall be 0.0% in the case of Yield Maintenance.

      In the event of a partial prepayment of one or more of the Notes (or any portion thereof) for any reason contemplated in the Loan Documents, the prepayment fee, if required, shall be an amount equal to the prepayment fee if one or more Notes were prepaid in full, multiplied by a fraction, the numerator of which shall be the principal amount prepaid and the denominator of which shall be the outstanding principal balance of such Notes immediately preceding the partial prepayment date.

      Notwithstanding the above and provided that no Event of Default has occurred and is continuing, the Notes may be prepaid in full at any time, without a prepayment fee, during the last sixty (60) days of the term of the Notes.

      3.2 Notwithstanding any provision contained herein or in any Loan Document to the contrary, if Lender shall take action to enforce the collection of the indebtedness evidenced by the Notes or otherwise owed Lender under the Loan Documents (collectively, the "Indebtedness"), its recourse shall, except as provided below, be limited to the Property or the proceeds from the sale of the Property and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignments, (ii) under the Guarantee of Recourse Obligations of even date herewith executed by the Principals for the benefit of Lender and under other separate guarantees, if any, (iii) under any of the other Loan Documents, and (iv) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against Borrowers for or on account of such deficiency; provided, however, that the provisions contained in this paragraph

                  (i) shall not in any way affect or impair the validity or
            enforceability of the Loan Documents; and

                  (ii) shall not prevent Lender from seeking and obtaining a judgment against Borrowers, and Borrowers shall be personally liable, for the Recourse Obligations.

"Recourse Obligations" means

      (A) rents and other income from the Property received by a Borrower or those acting on behalf of a Borrower from and after the date of any default under the Loan Documents remaining uncured prior to the Conveyance Date (as hereinafter defined), which rents and other income have not been applied to the payment of principal and interest on the Notes or to reasonable operating expenses of the Property;

      (B) amounts necessary to repair any damage to the Property caused by the intentional acts or omissions of Borrowers or those acting on behalf of Borrowers;

      (C) insurance loss proceeds and Condemnation Proceeds (as defined in Article X) released to a Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application;

      (D) the amount of insurance loss proceeds which would have been available with respect to a casualty on the Property, but were not available due to the default by Borrowers in carrying all insurance required by Lender;

      (E) damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by Borrowers or any other person or entity acting on behalf of Borrowers;

      (F) amounts in excess of any rents or other revenues collected by Lender from operation of the Property from and after acceleration of the Indebtedness until the Conveyance Date, which amounts are necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Property (to the extent not previously deposited with Lender by a Borrower pursuant to the provisions of the Lien Instrument following the caption entitled "Deposits by Grantor" contained therein), and amounts required to fulfill a Borrower's obligations as lessor under any leases of the Property, in each case, either paid by Lender and not reimbursed prior to, or remaining due or delinquent on the Conveyance Date;

      (G) all security deposits under leases of the Property or any portion of the Property collected by Borrowers, any agent of Borrowers or any predecessor of Borrowers, and not refunded to the tenants thereunder in accordance with their respective leases, applied in accordance with such leases or law, or delivered to Lender, and all advance rents collected by Borrowers, any agent of Borrowers or any predecessor of Borrowers and not applied in accordance with the leases of the Property or delivered to Lender;

      (H) all outstanding Indebtedness, including principal, interest, and other charges, if there shall be a violation of any of the provisions of Article XI, below, entitled "Prohibition on Transfer";

      (I) losses incurred by Lender as a result of any Borrower's failure to fully perform all obligations as landlord under the leases at the Property, including without limitation, Intermune Pharmaceuticals, Inc., Illumina, Inc. and Nastech Pharmaceutical Company; and

      (J) losses incurred by Lender as a result of (i) a casualty to any portion of the Property; or (ii) a Taking (as defined in Article X, below) of all, or any portion of the Property.

"Conveyance Date" means (i) the later of (A) the date on which title vests in the purchaser at the foreclosure sale of a Project pursuant to the Lien Instrument or (B) the date on which Borrower's statutory right of redemption shall expire or be waived or (ii) the date of the conveyance of a Project to Lender in lieu of foreclosure.

                                   ARTICLE IV
                              FINANCIAL STATEMENTS

      4.1 FINANCIAL STATEMENTS. Borrowers agree to furnish to Lender:

      (A) the following financial statements for the Property (broken out on a Project-by-Project basis) within ninety (90) days after the close of each fiscal year of the Borrowers (the "Property Financial Statements Due Date"):

                  (i) an unaudited statement of operations for such fiscal year with a detailed line item break-down of all sources of income and expenses, including capital expenses broken down between leasing commissions, tenant improvements, capital maintenance, common area renovation, and expansion; and

                  (ii) a current rent roll identifying location, leased area, lease begin and end dates, current contract rent, rent increases and increase dates, percentage rent, expense reimbursements, and any other recovery items;

      (B) the following financial statements broken out on a Project-by-Project basis, where applicable, that Lender may, in Lender's sole discretion, require from time to time within forty-five (45) days after receipt of a written request from Lender (the "Requested Financial Statements Due Date")

                  (i) an unaudited balance sheet for the Property (and, if
            materially different, the Borrowers), certified by a senior officer of Borrowers, as of the last day of Borrowers' most recently closed fiscal year; and

                  (ii) an audited balance sheet for BioMed Realty Trust, Inc.
            ("BioMed Trust") as of the last day of such company's most recently closed fiscal year; and

                  (iii) an unaudited statement of cash flows for the Property
            (and Borrowers, if materially different), certified by a senior officer of Borrowers, as of the last day of Borrowers' most recently closed fiscal year; and

                  (iv) an audited statement of cash flows for BioMed Trust as of the last day of such company's most recently closed fiscal year.

      Furthermore, Borrowers shall furnish to Lender within forty-five (45) days after receipt of a written request from Lender such reasonable financial and management information in the possession of, or reasonably accessible to, Borrowers which Lender determines to be useful in Lender's monitoring of the value and condition of the Property, Borrowers or Principals.

The Property Financial Statements Due Date and the Requested Financial Statements Due Date are each sometimes hereinafter referred to as a "Financial Statements Due Date".

      Notwithstanding the foregoing, in no event shall a Financial Statements Due Date for a particular financial statement be prior to the ninetieth
(90th)day following the close of the fiscal year covered by such financial statement.

If audited, the financial statements identified in sections (A)(i), (A)(ii) and
(B)(i) through (B)(iv) above, shall each be prepared in accordance with generally accepted accounting principles by a "Big Four" accounting firm or other nationally recognized accounting firm satisfactory to Lender. All unaudited statements shall contain a certification by a senior officer of Borrowers or Principals stating that they have been prepared in accordance with generally accepted accounting principles and that they are true and correct. The expense of preparing all of the financial statements required in (A) and (B) above shall be borne by Borrowers.

      Borrowers acknowledge that Lender requires the financial statements and information required herein to record accurately the value of the Property for financial and regulatory reporting.

      4.2 In addition to all other remedies available to Lender hereunder, at law and in equity, if any financial statement, additional information or proof of payment of property taxes and assessments is not furnished to Lender as required herein, within sixty (60) days after Lender shall have given written notice to Borrowers that it has not been received as required,

      (x) interest on the unpaid principal balance of the Indebtedness shall, as of the applicable Financial Statements Due Date or the date such additional information or proof of payment of property taxes and assessments was due, accrue and become payable at a rate equal to the sum of the Interest Rate plus $500.00 per day (the "Increased Rate"); and

      (y) Lender may elect to obtain an independent appraisal and audit of the Property at Borrowers' expense, and Borrowers agree that they will, upon request, promptly make Borrowers' books and records regarding the Property available to Lender and the person(s) performing the appraisal and audit (which obligation Borrowers agree can be specifically enforced by Lender).

      The amount of the payments due under the Notes during the time in which the Increased Rate shall be in effect shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Increased Rate during the then remaining portion of a period of twenty-five (25) years commencing with the Amortization Period Commencement Date (as defined in the Notes). Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the financial statements, additional information and proof of payment of property taxes and assessments (as requested by Lender) shall be furnished to Lender as required. Commencing on the date on which the financial statements, additional information and proof of payment of property taxes and assessments are received by Lender, interest on the unpaid principal balance shall again accrue at the Interest Rate and the payments due during the remainder of the term of the Notes shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Interest Rate during the then remaining portion of a period of twenty-five (25) years commencing with the Amortization Period Commencement Date. Notwithstanding the foregoing, Lender shall have the right to conduct an independent audit at its own expense at any time.

                                    ARTICLE V
                              PROJECT SUBSTITUTION

      5.1 Upon Borrower's prior written request and provided that no Event of Default shall have occurred and be continuing, Borrowers shall have the right, upon at least sixty (60) days prior written notice (the "Substitution Notice") to substitute (a "Substitution") one or more completed buildings and associated land (each a "Substitute Project" and, collectively, "Substitute Property") for one (1) or two (2) Initial Projects upon satisfaction of the following conditions:

      (A) There shall be included with the Substitution Notice payment of a nonrefundable $25,000 service fee for each Substitute Project.

      (B) Prior to recordation of a release from the applicable Lien Instrument, payment to Lender of a release fee equal to one-half of one percent (.5%) of the outstanding principal balance of the Note executed by the Borrower who is the owner of the Project being released.

      (C) Each release (the "Release Project") shall consist of an entire Initial Project.

      (D) No substitutions (under this Article V) or releases (Under Article VI) of collateral shall have been completed in the prior twelve (12) month period.

      (E) The Substitute Project shall be owned one hundred percent (100%) by one of the Borrowers, title to the Substitute Project shall be satisfactory to Lender's legal counsel, and the requirements set forth in the condition entitled Title Insurance contained in the Commitment shall be met with respect to the Substitute Project prior to closing of the Substitution.

      (F) At least thirty (30) days prior to closing the Substitution, Borrower shall furnish four (4) copies of a recently certified as-built survey for the Substitute Project, complying with the requirements set forth in the condition entitled Survey contained in the Commitment.

      (G) The physical and environmental condition of the Substitute Project shall be satisfactory to Lender in its sole and absolute discretion. Borrower shall prepay the estimated cost (to be determined by Lender) of the Consultant's Report and Environmental Report. Said reports shall be satisfactory to Lender with respect to the Substitute Project based on the requirements set forth in the conditions entitled Consultant Services and Environmental Engineer's Report in the Commitment.

      (H) The Substitute Project shall be at least equal to the Release Project in each of the following respects, as determined by Lender in its sole and absolute discretion: (i) appraised value; (ii) stability of cash flow; (iii) tenant's use of the premises, tenant credit quality, and tenant industry diversification; and (iv) size, construction quality, level of improvements, location quality and geographic diversification.

      (I) The then current Net Income Available For Debt Service (the "NIADS") for the Substitute Project shall be at least one hundred five percent (105%) of each of the then current NIADS of the Release Project as determined by Lender and the NIADS originally allocated to the Release Project at the Loan Closing Date (as set forth on Schedules 1, 2 and 3 attached to this Agreement). The NIADS for the Substitute Project shall be calculated using the Project-specific definitions of NIADS found in Schedules 1, 2 and 3 attached to this Agreement, with the numbers in subsections C, F, G, I and J of such definition to be replaced by numbers determined by Lender (based on Lender's underwriting of the Substitute Project) to reflect gross rental income, including expense reimbursements, based on the lower of the prior twelve (12) month actual results or the current rent roll annualized; neither to exceed that which would be earned from the rental of 89% of the net rentable area of the Substitute Project.

      (J) Borrower shall satisfy with respect to the Substitute Project the same conditions set forth in the Commitment as if the Substitute Project had been part of the original security for the Loan. A Substitute Project shall not be located in a jurisdiction which, in the good faith judgment of Lender, would refuse to enforce any portion of the Substitution Documents, or would impose materially more onerous requirements for the enforcement of the Substitution Documents, than those which would have been imposed by any jurisdiction in which the Initial Projects are located.

      (K) Lender shall have received one or more Lien Instruments, Absolute Assignments and Environmental Indemnity Agreements (the "Substitution Documents"), duly authorized, executed and delivered by Borrowers, which shall create a first and second liens on the Substitute Project, in form and substance satisfactory to Lender, assign to Lender the leases thereof and rents therefrom and indemnify Lender against environmental hazards, respectively. The date of delivery and recordation of the Substitution Documents shall be the "Substitution Date." In addition, Borrowers shall deliver such amendments and reaffirmations of the other Loan Documents executed by Borrowers or Principals as Lender may require to effectuate the substitution of the Substitute Project for the Release Project.

      (L) Lender shall be satisfied, in its sole discretion, and each Borrower and Principal shall have delivered to the Lender such assurances (including, without limitation, a reaffirmation certificate or other agreement) as may be required by Lender in order to confirm that the Guaranty of Recourse Obligations, the Environmental Indemnification Agreement for the Release Project, and the Fraudulent Conveyance Documents will remain in full force and effect, notwithstanding and taking into consideration the release of the Release Project and the substitution of the Substitute Project permitted hereunder.

      (M) Lender shall receive an update to the legal opinion(s) required under the condition entitled Legal Opinions contained in the Commitment with respect to the Substitute Project and the amendments and reaffirmations referenced in subsection (K) above.

      (N) Borrowers shall pay any and all third party expenses associated with each Substitution, including, but not limited to, title insurance costs, escrow costs, recordation costs and fees, and any tax required to be paid at the time of recording the Substitution Documents.

                                   ARTICLE VI
                                 PROJECT RELEASE

      6.1 Upon written request from each of the Borrowers and provided that no Event of Default shall have occurred and be continuing, Borrowers shall have the right, upon not less than thirty (30) days prior written notice, of having one
(1) or two (2) of the Initial Projects (each one being referred to as a "Released Project") released from the Lien Instruments to which it is subject, subject to the following:

      (A) Prior to recordation of a release from the applicable Lien Instruments, payment to Lender of a $10,000.00 service fee for each Project being released.

      (B) Each Released Project shall consist of an entire Initial Project.

      (C) (i) For the first Initial Project released, payment to Lender of an amount equal to 115% of the outstanding principal balance of the Note executed by the Borrower who is the owner of the Project being released (which Lender shall apply first to said Note and then the remainder against the outstanding principal balance of the remaining Notes, said remainder being allocated between the remaining Notes or applied to one or the other of the remaining Notes as Lender (after consultation with Borrower) shall determine in its sole discretion, plus a prepayment fee calculated in the manner set forth in Article III of this Agreement); and

                  (ii) for the second Initial Project released, payment to
            Lender of an amount equal to 125% of the outstanding principal balance of the Note executed by the Borrower who is the owner of the Project being released (which Lender shall apply first to said Note and then the remainder against the outstanding principal balance of the remaining Note, plus a prepayment fee calculated in the manner set forth in said Article III).

      (D) Borrower shall enter into amendments of the Loan Documents deemed necessary by Lender. In addition, Lender shall be satisfied, in its sole discretion, and each Borrower and Principal shall have delivered to Lender such assurances (including, without limitation, a reaffirmation certificate or other agreement) as may be reasonably required by Lender in order to confirm that the Guarantee of Recourse Obligations, the Environmental Indemnity Agreement, and the Fraudulent Conveyance Documents will remain in full force and effect, notwithstanding and taking into consideration the release of the Released Project permitted hereunder.

      (E) Borrowers shall pay any and all third party expenses associated with each release, including, but not limited to, title insurance costs, escrow costs, recordation costs, taxes and fees.

      (F) Lender shall have received a title insurance endorsement, reasonably satisfactory to Lender, insuring that, after the release of the Released Project, the interest of Lender in the remaining Projects continues to be valid first and second priority (as applicable) liens.

      (G) Debt service coverage for the Projects remaining after requested release must exceed 1.8 times; this shall be computed by (i) calculating NIADS for each remaining Project in accordance with Exhibit A, B, or C, as applicable,
(ii) adding together the NIADS for such remaining Projects, and (iii) dividing the combined NIADS by the sum of all debt service for the Loan amounts allocated to, and any other loans secured by, the remaining Projects, calculated in accordance with Exhibit A, B or C, as applicable.

                                   ARTICLE VII
                              3260 BAYSHORE RELEASE

      7.1 Notwithstanding Articles V and VI above entitled "Project Substitution" and "Project Release," respectively, upon Borrower's written request and provided no Event of Default has occurred and is continuing, that portion of the Bayshore Project located at 3260 Bayshore Boulevard ("3260 Bayshore Boulevard") shall be released from the Lien Instruments without any prepayment of the Loan or prepayment fee required, subject to the following:

      (A) That certain lease dated December 18, 2000 between Borrower, as successor landlord and Intermune, Inc., a Delaware corporation, as tenant (the "Intermune Lease") for the premises leased at 3280 Bayshore Boulevard remains in full force and effect, and there have been no amendments to the Intermune Lease;

      (B) Borrower shall furnish Lender, at Borrower's sole cost, with a boundary survey acceptable to Lender delineating the acreage to be released. The location, sequence and timing of the acreage to be released shall be subject to Lender's approval;

      (C) Lender shall be satisfied that the remaining portions of the Bayshore Project shall not be deprived of public access to roads or to the use of any utilities, water, sanitary and storm sewers;

      (D) Lender shall be satisfied that the remaining portions of the Bayshore Project shall be adequate to meet zoning requirements for its proposed use and shall have sufficient parking in Lender's sole and absolute discretion; and

      (E) Satisfactory evidence shall be provided concerning compliance with the subdivision map act, including a partial release title insurance endorsement insuring that remaining portions of the Bayshore Project constitute legal parcels.

      (F) Borrowers shall pay any and all third party expenses associated with the release, including, but not limited to, title insurance costs, escrow costs, recordation costs, taxes and fees.

                                  ARTICLE VIII
                    ILLUMINA LEASE AMENDMENT AND TOWNE CENTRE
                            EXPANSION PARCEL RELEASE

      8.1 That certain lease dated August 18, 2004 between Towne Centre LLC and Illumina, Inc., a Delaware corporation (the "Illumina Lease") for certain premises leased at the Towne Centre Project (the "Illumina Lease") includes an approximately 11,000 square foot building constructed on the Towne Centre Expansion Parcel. As soon as possible after the Loan Closing Date, Towne Centre LLC shall enter into and deliver to Lender an amendment of the Illumina Lease whereby (a) the size of the leased premises shall be reduced by the amount of the square footage located on the Towne Centre Expansion Parcel with no change in the amount of rent due under the lease (i.e. the current total contracted amount of annual lease rent shall be paid as rent for the remaining balance of the leased premises (approximately 104,870 sq. ft.), and (b) applicable provisions of Section 25 of the Illumina Lease (wherein Illumina, Inc. is granted an option to lease space in new improvements if and when constructed on the Towne Centre Expansion Parcel) and any related provisions are deleted from the Lease.

      8.2 Notwithstanding Articles V and VI above entitled "PROJECT RELEASE" and "PROJECT SUBSTITUTION", upon Borrower's written request and provided no Event of Default shall have occurred and be continuing, and provided the Illumina Lease, amended as required in Section 8.1, above, remains in full force and effect, the Towne Centre Expansion Parcel shall be released from the Lien Instruments to which it is subject, subject to the following:

      (A) There have been no other amendments to the Illumina Lease since October 13, 2004;

      (B) Borrower shall furnish Lender, at Borrower's sole cost, with a boundary survey acceptable to Lender delineating the acreage to be released. The location, sequence and timing of the acreage to be released shall be subject to Lender's approval;

      (C) Lender shall be satisfied that the remaining portions of the Towne Centre Project shall not be deprived of public access to roads or to the use of any utilities, water, sanitary and storm sewers;

      (D) Lender shall be satisfied that the remaining portions of the Towne Centre Project shall be adequate to meet zoning requirements for its proposed use and shall have sufficient parking in Lender's sole and absolute discretion;

      (E) Satisfactory evidence shall be provided concerning compliance with the subdivision map act, including a partial release title insurance endorsement insuring that remaining portions of the Towne Centre Project constitute legal parcels; and

      (F) After the release of the Towne Centre Expansion Parcel, the remaining Towne Centre Project shall consist of an approximately 5.0 acre parcel of land and approximately 104,870 rentable square feet.

      (G) Borrowers shall pay any and all third party expenses associated with the release, including, but not limited to, title insurance costs, escrow costs, recordation costs, taxes and fees.

                                   ARTICLE IX
                INSURANCE; APPLICATION OF INSURANCE LOSS PROCEEDS

      9.1 (A) Borrower agrees to keep the Property insured for the protection of Lender in such manner, in such amounts and in such companies as Lender may from time to time approve (provided that any change by Lender in the manner or amount of insurance it requires shall be substantially similar to insurance requirements of other institutional lenders for similar properties), and to keep copies of the policies therefor, properly endorsed, on deposit with Lender, or at Lender's option, to keep certificates of insurance (Acord 28 or 27 for all property insurance and Acord 25 for all liability insurance) evidencing all insurance coverages required hereunder on deposit with Lender, which certificates shall provide at least thirty (30) days notice of cancellation to Lender and shall list Lender as the certificate holder; that insurance loss proceeds from all property insurance policies, whether or not required by Lender (less expenses of collection) shall, at Lender's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Property, or be released to Borrower, but such application or release shall not cure or waive any default under any of the Loan Documents. If Lender elects to apply the insurance loss proceeds on the Indebtedness, no prepayment privilege fee shall be due thereon.

      (B) Borrower agrees that any environmental insurance it carries for any Project shall name Lender as an additional insured, and shall deliver to Lender a certificate of insurance evidencing the same.

      9.2 Notwithstanding the foregoing provision, Lender agrees that if the insurance loss proceeds are less than the unpaid principal balance of the Note executed by the Borrower that is the owner of the Project that suffered the casualty (hereinafter, for purposes of this Section 9.2, the "Applicable Note"), and if the casualty occurs prior to the last three (3) years of the term of the Applicable Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Project to its condition prior to the casualty, subject to satisfaction of the following conditions:

      (A) There is no existing Event of Default at the time of casualty.

      (B) The casualty insurer has not denied liability for payment of insurance loss proceeds as a result of any act, neglect, use or occupancy of the Project by Borrower or any tenant of the Project.

      (C) Lender shall be satisfied that all insurance loss proceeds so held, together with any supplemental funds to be made available by Borrower, shall be sufficient to complete the restoration of the Project. Any remaining insurance loss proceeds may, at the option of Lender, be applied on the Indebtedness, whether or not due, or be released to Borrower.

      (D) If required by Lender, Lender shall be furnished a satisfactory report addressed to Lender from an environmental engineer or other qualified professional satisfactory to Lender to the effect that no adverse environmental impact to the Project resulted from the casualty.

      (E) Lender shall release casualty insurance proceeds as restoration of the Project progresses provided that Lender is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default under the Loan Documents and no Non-Monetary Default with respect to which Lender shall have given Borrower notice pursuant to the NOTICE OF DEFAULT provision in Article XIII. If a Monetary Default shall occur or Lender shall give Borrower notice of a Non-Monetary Default, Lender shall have no further obligation to release insurance loss proceeds hereunder unless such default is cured within the cure period set forth in the NOTICE OF DEFAULT provision contained in Article XIII. If the estimated cost of restoration exceeds $500,000.00, (i) the drawings and specifications for the restoration shall be approved by Lender in writing prior to commencement of the restoration, and (ii) Lender shall receive an administration fee equal to one-half of one percent (.5%) of the cost of restoration.

      (F) Prior to each release of funds, Borrower shall obtain for the benefit of Lender an endorsement to Lender's title insurance policy insuring Lender's lien as a first and valid lien on the Project subject only to liens and encumbrances theretofore approved by Lender.

      (G) Borrower shall pay all costs and expenses incurred by Lender, including, but not limited to, outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Lender.

      (H) All reciprocal easement and operating agreements benefiting the Project, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Project.

      (I) Lender shall be satisfied that Projected Debt Service Coverage (as hereinafter defined) of at least 1.20 will be produced from the leasing of not more than 238,645 sq ft (or

200,042 sq ft if 3260 Bayshore Boulevard has been released) of the space at the entire Property to former tenants or approved new tenants with leases satisfactory to Lender for terms of at least five (5) years to commence not later than thirty (30) days following completion of such restoration ("Approved Leases").

      (J) For the entire Property, either, (i) all leases in effect at the time of the casualty with tenants who have entered into a non-disturbance and attornment agreement or similar agreement with Lender shall remain in full force or (ii) Approved Leases with tenants who have entered into a non-disturbance and attornment agreement or similar agreement with Lender shall be in full force, and (in the case of (i) or (ii), whichever is applicable), Lender shall be satisfied that restoration of the damaged Project can be completed within a time frame such that each tenant thereunder shall be obligated, or each such tenant shall have elected, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the damaged Project or a portion thereof shall not be used and occupied by such tenant as a result of the casualty).

      (K) Without limiting the Earthquake provision contained in the Lien Instruments (hereinafter, "EQ Provisions"), if the casualty has resulted in whole or part from an earthquake: (A) Borrower shall have supplied Lender with a "Seismic Risk Estimate" (in accordance with the EQ Provisions) which show that the Project will meet "Minimum Seismic Criteria" (as defined in the EQ Provisions) upon completion of repair and retrofit work which can be completed within one year of the earthquake, (B) prior to commencement of the restoration, Borrower shall have committed in writing to Lender that Borrower will do such repair and retrofit work as shall be necessary to cause the Project to in fact meet Minimum Seismic Criteria following completion of restoration, and (C) Lender must at all times during the restoration be reasonably satisfied that the Project will meet Minimum Seismic Criteria following completion of the restoration, Borrower hereby agreeing to supply Lender with such evidence thereof as Lender shall request from time to time.

      "Projected Debt Service Coverage" means a number calculated by dividing Projected Operating Income Available for Debt Service for the entire Property for the first fiscal year following restoration of the damaged Project by the debt service during the same fiscal year under all indebtedness secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the greater of (x) debt service due under all such indebtedness during the first fiscal year following completion of the restoration of the Property or (y) debt service that would be due and payable during such fiscal year if all such indebtedness were amortized over twenty-five (25) years (whether or not amortization is actually required) and if interest on such indebtedness were due as it accrues at the face rate shown on the notes therefor (whether or not interest payments based on such face rates are required).

      "Projected Operating Income Available for Debt Service" means projected gross annual rent, which includes expense reimbursements, from the Approved Leases at the entire Property for the first full fiscal year following completion of the restoration of the damaged Project less:

      (A) The operating expenses of the Property for the last fiscal year preceding the casualty and

      (B) the following:

                  (i) a replacement reserve for future tenant improvements,
            leasing commissions and structural items based on not less than $2.66 per square foot per annum;

                  (ii) the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 308,996 sq ft (252,468 sq ft if 3260 Bayshore Boulevard is released) of the space in the Property;

                  (iii) the amount, if any, by which the actual management fee is less than 2.5% of gross revenue during such fiscal period;

                  (iv) the amount, if any, by which the actual real estate taxes are less than $2.89 per square foot per annum ($3.18 per square foot per annum if 3260 Bayshore Boulevard is released); and

                  (v) the amount, if any, by which total actual operating
            expenses, excluding management fees, real estate taxes and replacement reserves, are less than $8.49 per square foot per annum ($8.05 per square foot per annum if 3260 Bayshore Boulevard is released).

      All projections referenced above shall be calculated in a manner satisfactory to Lender.

                                    ARTICLE X
                                  CONDEMNATION

      10.1 Borrower hereby assigns to Lender (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property, and (ii) the proceeds from any sale or transfer in lieu thereof (collectively, "Condemnation Proceeds") in connection with condemnation proceedings or the exercise of any power of eminent domain or the threat thereof (hereinafter, a "Taking"); and Borrower grants Lender the right, at its option, to apply such Condemnation Proceeds (less expenses of collection) on the Indebtedness, whether due or not, or to the restoration of the Property or to release any portion thereof to Borrower, but such application or release shall not cure or waive any default under any of the Loan Documents. If Lender elects to apply the Condemnation Proceeds on the Indebtedness, no prepayment fee shall be due thereon.

Notwithstanding the foregoing, Lender agrees that if the Condemnation Proceeds are less than the unpaid principal balance of the Note executed by the Borrower that is the owner of the Project that was the subject of the Taking (hereinafter, for purposes of this Article X, the "Applicable Note"), and if such Taking occurs prior to the last three years of the term of the Applicable Note, such Condemnation Proceeds (less expenses of collection) shall be applied to restoration of the Project to its condition, or the functional equivalent of its condition prior to the Taking, subject to the conditions set forth above in Section 9.2 and subject to the further condition that restoration or replacement of the improvements on the land on which the Project is located to their functional and economic utility prior to the Taking be possible.

                                   ARTICLE XI
                             PROHIBITION ON TRANSFER

      The present ownership and management of the Property is a material consideration to Lender in making the loan secured by this instrument, and Borrower shall not (i) convey title to all or any part of the Property, (ii) enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") or (iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of Borrower. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of Borrower shall constitute a default under the terms of this instrument.

For purposes of this instrument, a "Change in the Proportionate Ownership" means in the case of a corporation, a change in, or the existence of a lien on, the ownership of the voting stock of such corporation; in the case of a trust, a change in, or the existence of a lien on, the beneficial ownership of such trust; in the case of a limited liability company, a change in the ownership of, or the existence of a lien on, the limited liability company interests of such limited liability company; in the case of a partnership, a change in the ownership of, or the existence of a lien on, the partnership interests of such partnership.

Notwithstanding the foregoing, Lender shall not withhold its consent to a Change in the Proportionate Ownership of Borrower that consists solely of transfers of ownership interests in Borrower among limited liability companies or other entities that are, directly or indirectly, owned 100% by BioMed Trust.

                                   ARTICLE XII
                               BORROWERS' MANAGER

      12.1 The management company for the Property shall be satisfactory to Lender. Any change in the management company without the prior written consent of Lender shall constitute a default under this instrument. Lender agrees that BioMed Realty LLC, a Delaware limited liability company, is an acceptable property management company.

                                  ARTICLE XIII
                                NOTICE OF DEFAULT

      13.1 A default in any payment required under the Notes or any other Loan Document, whether or not payable to Lender, (a "Monetary Default") shall not constitute an Event of Default unless Lender shall have given a written notice of such Monetary Default to Borrower and Borrower shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate from the date of default to the date of cure on amounts owed to Lender) within five (5) business days after the date on which Lender shall have given such notice to Borrower.

Any other default under the Notes or under any other Loan Document (a "Non-Monetary Default") shall not constitute an Event of Default unless Lender shall have given a written notice of such Non-Monetary Default to Borrower and Borrower shall not have cured such Non-Monetary Default within thirty (30) days after the date on which Lender shall have given such notice of default to Borrower (or, if the Non-Monetary Default is not curable within such 30-day period, Borrower shall not have diligently undertaken and continued to pursue the curing of such Non-Monetary Default and deposited an amount sufficient to cure such Non-Monetary Default in an escrow account satisfactory to Lender).

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate.

                                   ARTICLE XIV
                          CROSS DEFAULT AND CROSS LIEN

      14.1 Each Borrower understands, acknowledges and agrees that each of the Notes is a separate and distinct legal obligation and that the execution of a single Master Loan Agreement and references herein to the "Loan" is for purposes of administrative convenience only. Each Borrower further understands, acknowledges and agrees that the occurrence of an Event of Default under any of the Notes or Loan Documents shall constitute an Event of Default under all Notes and all other Loan Documents and shall entitle the Lender to exercise all of its respective rights and remedies under all of the Loan Documents, including, without limitation, accelerating the maturity date of any or all of the Notes and foreclosing the liens of any or all of the Lien Instruments in such order and manor as the Lender may elect in its sole and absolute discretion.

      14.2 In the event of a foreclosure (non-judicial or judicial) of any of the Lien Instruments encumbering any of the Projects, the Borrowers agree that the Lender shall have full and complete discretion to apply any proceeds from the sale of the applicable Project, after payment of any and all costs of foreclosure, attorneys' and trustee's fees, and after satisfaction of the foreclosed obligation (any such remaining proceeds being defined as the "Excess Proceeds") to the prepayment or repayment (together with any applicable prepayment premium, if any) of the Indebtedness. Each Borrower hereby irrevocably assigns, transfers and conveys to the Lender any and all of its right, title and interest in and to the Excess Proceeds and consents to the prepayment or repayment of the Indebtedness herein above provided. Each Borrower hereby waives any right to require Lender to (i) marshall any assets of such Borrower (including, without limitation, the Projects) or (ii) require a sale in inverse order of alienation in the event of foreclosure of the liens and security interests created by the Lien Instruments or any of the other Loan Documents.

                                   ARTICLE XV
                              WAIVER OF JURY TRIAL

      15.1 Borrowers and Lender hereby waive any right to trial by jury with respect to any action or proceeding (A) brought by any of the Borrowers, Lender or any other person relating to (i) the obligations set forth in the Loan Documents and/or any understandings or prior dealings between the parties hereto or (ii) the Loan or any Environmental Indemnity Agreement entered into in connection with the Loan or (B) to which Lender is a party.

                                   ARTICLE XVI
                                  MISCELLANEOUS

      16.1 In the event of any conflict between the provisions of the other Loan Documents and the provisions of this Agreement, the provisions of this Agreement will prevail.

      16.2 Time is of the essence in each of the Loan Documents. The remedies of Lender as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Lender of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this instrument nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Borrowers and Lender. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

      16.3 THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT TO THE EXTENT SUCH OTHER LOAN DOCUMENT CONTAINS A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN

ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      16.4 This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of any Note, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Each Borrower's rights or any interest hereunder may not be assigned without the prior written consent of the Lender.

      16.5 All judicial proceedings arising out of or relating to this Agreement, any Note or any other Loan Document or any obligation may be brought only in any state or Federal court of competent jurisdiction in the State of California, and by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, such Note, such other Loan Document or such obligation; provided, however, Lender, in its sole discretion, shall have the right to commence proceedings with respect to any Lien Instrument, Absolute Assignment or financing statement (and the Note(s) secured thereby) in the state where the Project secured by such document is located.

      16.6 Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Borrower by certified mail or reputable courier service shall be addressed to Borrower c/o BioMed Realty Trust, Inc. to the attention of Gary A. Kreitzer at 17140 Bernardo Center Drive, Suite 222, San Diego, CA 92128 or such other address in the United States of America as Borrower shall designate in a notice to Lender given in the manner described herein. Any notice sent to Lender by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Lender shall designate in a notice given in the manner described herein. Any notice given to Lender shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

                  (remainder of page intentionally left blank)

      IN WITNESS WHEREOF, this instrument has been executed by Borrowers and Lender as of the day and year first above written.

                                          THE NORTHWESTERN MUTUAL LIFE
                                          INSURANCE COMPANY, a Wisconsin
                                          corporation

                                          By: Northwestern Investment Management
                                              Company, LLC, a Delaware limited
                                              liability company, its
                                              wholly-owned affiliate and
                                              authorized representative

                                              By: /s/ Robert M. Ruess
                                                  ------------------------------
                                                  Robert M. Ruess,
                                                  Managing Director

                                              Attest: /s/ Nicholas De Fino
                                                      --------------------------
(corporate seal)                                      Nicholas De Fino,
                                                      Assistant Secretary

                                      BMR - 9885 TOWNE CENTRE DRIVE
                                      LLC, a Delaware limited liability
                                      company

                                      By: BioMed Realty, L.P., a Maryland
                                          limited partnership, its sole
                                          member

                                          By: BioMed Realty Trust, Inc.,
                                              a Maryland corporation, its
                                              general partner

                                              By: /s/ Gary A. Kreitzer
                                                  --------------------------
                                                  Gary A. Kreitzer,
                                                  Executive Vice President

                       (signatures continued on next page)

                    (signatures continued from previous page)

                                       BMR - BAYSHORE BOULEVARD LLC,
                                       a Delaware limited liability company

                                       By: BioMed Realty, L.P., a Maryland
                                           limited partnership, its sole member

                                           By: BioMed Realty Trust, Inc.,
                                               a Maryland corporation, its
                                               general partner

                                               By: /s/ Gary A. Kreitzer
                                                   --------------------
                                                   Gary A. Kreitzer,
                                                   Executive Vice President

                                       BMR - 3450 MONTE VILLA PARKWAY LLC,
                                       a Delaware limited liability company

                                       By: BioMed Realty, L.P., a Maryland
                                           limited partnership, its sole member

                                           By: BioMed Realty Trust, Inc.,
                                               a Maryland corporation, its
                                               general partner

                                               By: /s/ Gary A. Kreitzer
                                                   -----------------------------
                                                   Gary A. Kreitzer,
                                                   Executive Vice President

                                   SCHEDULE 1
                              TOWNE CENTRE PROJECT
                      NET INCOME AVAILABLE FOR DEBT SERVICE

      "Towne Centre Project Debt Service Coverage" means a number calculated by dividing the Towne Centre Project Net Income Available for Debt Service for a fiscal period by the debt service during the same fiscal period under all loans (including, with regard to the Loan, only the amount allocated to the Towne Centre Project and evidenced by the Note executed by Towne Centre LLC) secured by any portion of the Towne Centre Project. For purposes of the preceding sentence, "debt service" means the actual debt service due under all loans secured by any portion of said Project (except in the case of the Loan, including ONLY the Note executed by Towne Centre LLC) based upon an amortization schedule which is the shorter of the actual amortization schedule or 25 years (whether or not amortization is actually required) and, if an accrual loan, as if interest and principal on such loans were due monthly.

      "Towne Centre Project Net Income Available for Debt Service" means net income, including expense reimbursements (prior to giving effect to any capital gains or losses and any extraordinary items) from the Towne Centre Project, determined in accordance with generally accepted accounting principles, for a fiscal period plus (to the extent deducted in determining net income from the Towne Centre Project) the following:

      (A) Interest on the Note executed by Towne Centre LLC for such fiscal period;

      (B) Depreciation, if any, of fixed assets at or constituting the Towne Centre Project;

      (C) Amortization, if any, of standard tenant finish expenditures (but specifically excluding the amortization of tenant finish expenditures by Towne Centre LLC in excess of $25.00 per square foot for new tenants and $7.00 per square foot for renewal tenants (i.e., above standard tenant finishes), free rent and rent concessions); and

      (D) Amortization of loan costs and leasing commissions which have been prepaid; and

      less the following:

      (E) An amount (positive or negative) to offset any rent averaging adjustment resulting from adherence to FASB-13;

      (F) A replacement reserve for future tenant improvements, leasing commissions and structural items based on not less than $2.88 per square foot per annum;

      (G) The amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 89,140 square feet;

      (H) The amount, if any, by which the actual management fee is less than 2.5% of gross revenue during such fiscal period;

      (I) The amount, if any, by which the actual real estate taxes are less than $4.20 per square foot per annum; and

      (J) The amount, if any, by which total actual operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $7.30 per square foot per annum.

All adjustments to net income referenced above shall be calculated in a manner satisfactory to Lender.

                                   SCHEDULE 2
                                BAYSHORE PROJECT
                      NET INCOME AVAILABLE FOR DEBT SERVICE

      "Bayshore Project Debt Service Coverage" means a number calculated by dividing the Bayshore Net Income Available for Debt Service for a fiscal period by the debt service during the same fiscal period under all loans (including with regard to the Loan, only the amount allocated to the Bayshore Project and evidenced by the Note executed by Bayshore LLC) secured by any portion of the Bayshore Project. For purposes of the preceding sentence, "debt service" means the actual debt service due under all loans secured by any portion of said Project (except in the case of the Loan, including ONLY the Note executed by Bayshore LLC) based upon an amortization schedule which is the shorter of the actual amortization schedule or 25 years (whether or not amortization is actually required) and, if an accrual loan, as if interest and principal on such loans were due monthly.

      "Bayshore Net Income Available for Debt Service" means net income, including expense reimbursements (prior to giving effect to any capital gains or losses and any extraordinary items) from the Bayshore Project, determined in accordance with generally accepted accounting principles, for a fiscal period plus (to the extent deducted in determining net income from the Bayshore Project) the following:

      (A) Interest on the Note executed by Bayshore LLC for such fiscal period;

      (B) Depreciation, if any, of fixed assets at or constituting the Bayshore Project;

      (C) Amortization, if any, of standard tenant finish expenditures (but specifically excluding the amortization of tenant finish expenditures by Bayshore LLC in excess of $25.00 per square foot for new tenants and $7.00 per square foot for renewal tenants (i.e., above standard tenant finishes), free rent and rent concessions); and

      (D) Amortization of loan costs and leasing commissions which have been prepaid; and

      less the following:

      (E) An amount (positive or negative) to offset any rent averaging adjustment resulting from adherence to FASB-13;

      (F) A replacement reserve for future tenant improvements, leasing commissions and structural items based on not less than $2.50 per square foot per annum ($2.40 per square foot per annum if 3260 Bayshore Boulevard is released according to Article VII);

      (G) The amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 172,618 square feet (112,513 square feet if 3260 Bayshore Boulevard is released according to Article
VII);

      (H) The amount, if any, by which the actual management fee is less than 2.5% of gross revenue during such fiscal period;

      (I) The amount, if any, by which the actual real estate taxes are less than $2.12 per square foot per annum ($2.40 per square foot per annum if 3260 Bayshore Boulevard is released according to Article VII); and

      (J) The amount, if any, by which total actual operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $9.82 per square foot per annum ($9.49 per square foot per annum if 3260 Bayshore Boulevard is released according Article VII).

All adjustments to net income referenced above shall be calculated in a manner satisfactory to Lender.

                                   SCHEDULE 3
                               MONTE VILLA PROJECT
                      NET INCOME AVAILABLE FOR DEBT SERVICE

      "Monte Villa Project Debt Service Coverage" means a number calculated by dividing the Monte Villa Net Income Available for Debt Service for a fiscal period by the debt service during the same fiscal period under all loans (including, with regard to the Loan, only the amount allocated to the Monte Villa Project and evidenced by the Note executed by Monte Villa LLC) secured by any portion of the Monte Villa Project. For purposes of the preceding sentence, "debt service" means the actual debt service due under all loans secured by any portion of said Project (except in the case of the Loan, including ONLY the Note executed by Monte Villa LLC) based upon an amortization schedule which is the shorter of the actual amortization schedule or 25 years (whether or not amortization is actually required) and, if an accrual loan, as if interest and principal on such loans were due monthly.

      "Monte Villa Net Income Available for Debt Service" means net income, including expense reimbursements (prior to giving effect to any capital gains or losses and any extraordinary items) from the Monte Villa Project, determined in accordance with generally accepted accounting principles, for a fiscal period plus (to the extent deducted in determining net income from the Monte Villa Project) the following:

      (A) Interest on the Note executed by Monte Villa LLC for such fiscal period;

      (B) Depreciation, if any, of fixed assets at or constituting the Monte Villa Project;

      (C) Amortization, if any, of standard tenant finish expenditures (but specifically excluding the amortization of tenant finish expenditures by Monte Villa LLC in excess of $20.00 per square foot for new tenants and $10.00 per square foot for renewal tenants (i.e., above standard tenant finishes), free rent and rent concessions); and

      (D) Amortization of loan costs and leasing commissions which have been prepaid; and less the following:

      (E) An amount (positive or negative) to offset any rent averaging adjustment resulting from adherence to FASB-13;

      (F) A replacement reserve for future tenant improvements, leasing commissions and structural items based on not less than $2.80 per square foot per annum;

      (G) The amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 45,900 square feet;

      (H) The amount, if any, by which the actual management fee is less than 2.5% of gross revenue during such fiscal period;

      (I) The amount, if any, by which the actual real estate taxes are less than $3.34 per square foot per annum; and

      (J) The amount, if any, by which total actual operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $6.15 per square foot per annum.

All adjustments to net income referenced above shall be calculated in a manner satisfactory to Lender.